Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated June 14, 2023, with respect to the consolidated financial statements of Home Federal Savings and Loan Association of Grand Island and Subsidiary as of March 31, 2022, and 2023, and for the years then ended, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Chicago, Illinois

June 14, 2023